Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 6 2025, with respect to the consolidated financial statements of Synlogic, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts

August 7, 2025